Filed pursuant to Rule 424(b)(5)
Registration No. 333-291684

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 21, 2025)

Up to $400,000,000

Common Stock

We have previously entered into a Sales Agreement, or the sales agreement, with Leerink Partners LLC, or Leerink Partners, dated November 21, 2025, relating to the sale of shares of our common stock, par value $0.001 per share. We previously filed a prospectus supplement on November 21, 2025, relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Leerink Partners, acting as our sales agent, or the prior prospectus supplement. As of the date of this prospectus supplement, we have sold an aggregate amount of approximately $64,389,566 of shares of our common stock under the prior prospectus supplement pursuant to the sales agreement. We are terminating the offering pursuant to the prior prospectus supplement and we will not make any further offer or sale of shares of our common stock pursuant to the prior prospectus supplement.

We are filing this prospectus supplement in accordance with the terms of the sales agreement, relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $400,000,000 from time to time through Leerink Partners acting as our sales agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “TNGX.” On August 10, 2026, the closing sale price of our common stock on The Nasdaq Global Market was $27.67 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to a commission of up to 3.0% of the gross sales price per share of common stock sold under the sales agreement. In connection with the sale of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Leerink Partners. We have also agreed to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus supplement is August 11, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the shelf registration, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, units or any combination thereof, from time to time in one or more offerings. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $400,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement or any accompanying prospectus supplement and your reliance on any unauthorized information or representation is at your own risk. This prospectus supplement may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made (and such representations, warranties and covenants may be qualified by schedules that are not publicly available). Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Tango,” “the Company” and similar designations refer, collectively, to Tango Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

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the timing of upcoming clinical milestones and data disclosures, including our plans to: (a) disclose clinical data in the lung cancer cohort of the vopimetostat monotherapy clinical trial in 2026, (b) disclose initial safety and efficacy data from the TNG456 Phase 1/2 clinical trial in the second half of 2026 and (c) initiate a Phase 1/2 combination clinical trial of vopimetostat and ERAS-0015 in the second half of 2026;

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our ability to discover and develop product candidates efficiently (including the advancement of development candidates on the timelines identified and the ability to identify and contract with clinical trial sites and investigators to use our product candidates in trials);

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our ability and potential (or those of third parties) to manufacture our drug product, drug substance and product candidates successfully for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and product candidates;

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our ability to obtain funding for our operations necessary to complete further research, development and commercialization (if approved) of our product candidates (and that existing cash, cash equivalents and marketable securities will enable us to meet our current operating plan and fund our operating expenses and capital expenditure requirements for at least the next 12 months);

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our ability to obtain and, if approved, maintain regulatory approval of our product candidates (as well as approval or clearance of screening tests and companion diagnostic tests for our product candidates) and the potential paths to approval for our product candidates, including for vopimetostat as a monotherapy or in combination in methylthioadenosine phosphorylase, or MTAP, deleted pancreatic and lung cancer, including our plans to continue working internally and with regulators and our collaborator Revolution Medicines, Inc., or Revolution Medicines, toward the goal of developing a registrational plan and path forward for vopimetostat plus daraxonrasib in MTAP-deleted pancreatic cancer;

•	our ability to commercialize our products, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, and strategic plans for our business and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to enforce our intellectual property rights;

•	estimates of our future expenses, capital requirements and our need for additional financing;

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the potential benefits of strategic collaboration agreements (including our clinical trial and supply agreements with Revolution Medicines and Erasca, Inc., or Erasca), our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

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future agreements with third parties (i) in connection with clinical trials; (ii) to successfully manufacture our drug substances for preclinical use, for clinical trials and on a larger scale for commercial use, if approved; and (iii) in connection with the commercialization of our product candidates (if approved) and any other approved products;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our financial performance, including the expectation that we will continue to incur operating losses and negative cash flow;

•	the rate and degree of market acceptance of our product candidates, if approved;

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regulatory developments in the United States and foreign countries, including product approval requirements and pricing regulations by U.S. regulatory authorities (such as the Centers for Medicare & Medicaid Services) and foreign regulatory authorities; and the outcome of discussions with such regulatory authorities regarding our clinical trial design;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability (or the ability of third parties with whom we contract) to produce our products or product candidates with advantages in turnaround times or manufacturing cost;

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our ability to deliver the deep, durable target inhibition — with favorable tolerability and safety profiles — necessary to maximize clinical benefit as a result of the unique ability of synthetic lethal targeting to spare normal cells, as well as the success of competing therapies that may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations;

•	developments relating to our competitors and industry;

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the impact of trade restrictions (such as sanctions or tariffs); regulatory requirements, legal actions, or enforcement; volatility in inflation or interest rates; and inadequate funding for government agencies on our business, financial condition, and results of operations;

•	the effect of public health crises on our business operations, including but not limited to our preclinical studies and clinical trials and any future studies or trials;

•	the expected benefit of our drugs in patients as single agents and/or in combination;

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the potential of preclinical and initial clinical data to support clinical trial results, including (i) our belief that robust preclinical data and initial clinical data for vopimetostat and RAS(ON) inhibitors support a potentially strong combination effect in clinical trials of vopimetostat in combination with rat sarcoma, or RAS, inhibitors and (ii) our belief that strong preclinical data and initial clinical data showing significant in vivo combination benefit could support potential clinical combinations of our protein arginine methyltransferase 5, or PRMT5, inhibitors with CDK4/6 or MAT2A inhibitors, as well as other oncogene-targeted therapies;

•	the potential benefits and development paths of our drugs as monotherapies and in combination with RAS inhibitors;

•	our anticipated use of net proceeds from this offering, if any; and

•	other risks and uncertainties, including those under the caption “Risk Factors.”

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

We may from time-to-time provide estimates, projections and other information concerning our industry, our financial performance, our business and the markets for our programs, product candidates and collaborations.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research, as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus supplement, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus supplement carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, before making an investment decision.

Company Overview

Tango was founded with a clear mission: to discover the next wave of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We leverage our state-of-the-art target and drug discovery platforms to identify novel disease-relevant targets and develop medicines tailored to defined patient populations with high unmet medical need. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We are currently focused on clinical development of two MTAP-deleted selective PRMT5 inhibitors: vopimetostat (TNG462) for non-central nervous system, or CNS, cancers, both as a monotherapy and in combination with RAS inhibitors, and TNG456, our next-generation, brain-penetrant PRMT5 inhibitor, for CNS cancers, including glioblastoma, or GBM. We are evaluating vopimetostat alone and in combination with RAS inhibitors based on overlapping patient populations, preclinical data supporting potential strong combination effect in clinical trials, and favorable clinical efficacy, durability, and safety profiles observed to date with each applicable drug individually. In June 2025, we treated the first patient in our combination clinical trial evaluating vopimetostat with the RAS(ON) multi-selective inhibitor, daraxonrasib, and RAS(ON) G12D-selective inhibitor, zoldonrasib (Revolution Medicines).

In June 2026, we reported initial safety and efficacy data from our ongoing Phase 1/2 clinical trial of vopimetostat in combination with Revolution Medicines’ RAS(ON) inhibitors in patients with MTAP-deleted and RAS-mutant metastatic pancreatic ductal adenocarcinoma, or PDAC.

As of the cutoff date of May 28, 2026, 59 patients with previously treated MTAP-deleted and RAS-mutant PDAC or non-small cell lung cancer, or NSCLC, were treated with a vopimetostat-based combination with either daraxonrasib (n=20 PDAC; n=5 NSCLC) or zoldonrasib (n=34 PDAC). All patients had advanced disease, including 70% with liver metastases in the daraxonrasib PDAC arm and 77% with liver metastases in the zoldonrasib arm, and were generally heavily pre-treated, with more than half receiving the combinations as third-line treatment.

In the vopimetostat plus daraxonrasib dose escalation arm, patients received either vopimetostat 200 mg or 250 mg once daily, or QD, plus daraxonrasib 100 mg QD. As of the data cutoff date of May 28, 2026, 12 patients with PDAC and three patients with NSCLC were response evaluable with at least 14 weeks of follow up. In PDAC patients, we observed an objective response rate, or ORR, of 92% (11 of 12 patients, with nine of 11 responses confirmed as of the data cutoff date). In PDAC patients, we observed a 90% six-month progression free survival rate, and 100% disease control rate, or DCR. In NSCLC patients, we observed an ORR of 100%, with three of three responses (all responses confirmed).

The vopimetostat plus daraxonrasib combination was generally well-tolerated across dose levels. Most adverse events were grade one or two in severity, and grade three adverse events were observed and included thrombocytopenia, acneiform rash, stomatitis/mucositis and fatigue. There were no related grade four or five adverse events. There were no dose-limiting toxicities, or DLTs, at the vopimetostat 200 mg/daraxonrasib 100 mg dose level, and three DLTs in two patients at the vopimetostat 250 mg/daraxonrasib 100 mg dose level. There were no discontinuations due to adverse events.

Based on these data, we intend to advance this combination approach into Phase 3 development for patients with MTAP-deleted pancreatic cancer. Subject to feedback from regulatory authorities, we plan to initiate a Phase 3 randomized-controlled trial in front-line pancreatic cancer and evaluate opportunities to advance the second line combination towards registration phase.

On June 8, 2026, we also reported initial data from the vopimetostat plus zoldonrasib dose escalation arm in PDAC patients. Patients received vopimetostat 200 mg or 250 mg QD plus zoldonrasib 600 mg or 1200 mg QD. As of the data cutoff date of May 28, 2026, 27 patients were response evaluable with at least 14 weeks of follow-up. We observed an ORR of 52%, a 74% six-month progression free survival rate, and 96% DCR in these patients. The vopimetostat plus zoldonrasib combination was generally well-tolerated across dose levels. Most adverse events were grade one or two in severity, and there were no related grade four or five adverse events or DLTs. There were no discontinuations due to adverse events.

We plan to share data from the Phase 1/2 trial of the combination of vopimetostat plus RAS(ON) inhibitors at the 2026 European Society for Medical Oncology (ESMO) Congress in Madrid, Spain from October 23-27, 2026.

Given the differentiated profile of vopimetostat enabling the potential for efficacious and tolerable RAS inhibitor combinations, in March 2026, we entered into a Clinical Trial Collaboration and Supply Agreement, or CTCSA, with Erasca to evaluate vopimetostat in combination with Erasca’s pan-RAS molecular glue, ERAS-0015. Under the terms of the CTCSA with Erasca, we are the sponsor of the trial and Erasca is supplying ERAS-0015 at no cost. We plan to initiate this Phase 1/2 clinical trial in the second half of 2026.

The Phase 1/2 clinical trial of vopimetostat monotherapy in patients with MTAP-deleted selective cancers is ongoing. Emerging data from the lung cancer cohort are consistent with expectations, and we anticipate providing a safety and efficacy update in 2026.

TNG456 is a brain-penetrant PRMT5 inhibitor. In May 2025, the first patient was treated with TNG456 in the dose escalation portion of the Phase 1/2 clinical trial to evaluate the safety, pharmacokinetics, pharmacodynamics and antitumor activity of TNG456 as a monotherapy. The trial is currently enrolling patients with MTAP-deleted solid tumors, with a focus on GBM. We anticipate providing initial clinical data from this trial in the second half of 2026.

Termination of ATM Prospectus

In connection with this offering, we terminated the prior prospectus supplement filed with our registration statement on Form S-3ASR (File No. 333-291684) and related to the shares of our common stock issuable pursuant to the sales agreement with Leerink Partners, dated November 21, 2025. As of the date hereof, we sold an aggregate of 5,148,151 shares of common stock pursuant to the prior prospectus supplement. Other than the termination of the prior prospectus supplement, the sales agreement remains in full force and effect.

Corporate History

We were incorporated under the laws of the State of Delaware on May 21, 2020 under the name BCTG Acquisition Corp., or BCTG, and were incorporated in Delaware in May 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. On August 10, 2021, we consummated the merger pursuant to the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc.

and Tango Therapeutics Sub, Inc. Upon the consummation of the merger, we changed our name to Tango Therapeutics, Inc. Our principal corporate office is located at 201 Brookline Avenue, Suite 901, Boston, MA 02215, and our telephone number is (857) 320-4900. Our website address is https://tangotx.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates, or public float, is more than $700 million measured on the last business day of our second fiscal quarter. As of June 30, 2026, our public float was greater than $700.0 million and therefore effective December 31, 2026, we will no longer qualify as a smaller reporting company although we will continue to use the scaled disclosures permitted for a smaller reporting company through our annual report on Form 10-K for the fiscal year ending December 31, 2026 and plan to begin providing non-scaled larger company disclosure in our Form 10-Q for the period ending March 31, 2027.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $400,000,000.

Common stock to be outstanding after this offering	Up to 183,156,596 shares, assuming sales of 14,776,505 shares of our common stock in this offering at an offering price of $27.07 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on August 7, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Market or such other national securities exchange on which our common stock is then listed, through our sales agent, Leerink Partners. See the section entitled “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from the sale of any security under this prospectus supplement primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-10 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	“TNGX”

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 168,380,091 shares of our common stock outstanding as of June 30, 2026. The number of shares outstanding as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	21,806,034 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, at a weighted average exercise price of $8.84 per share;

•	1,890,076 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2026;

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8,595,584 shares of common stock available for future issuance under our 2021 Stock Option and Incentive Plan, or the 2021 Plan, as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan;

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4,285,867 shares of common stock available for future issuance under our 2021 Employee Stock Purchase Plan, or the ESPP, as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the ESPP;

•	1,044,262 shares of common stock available for future issuance under our 2023 Inducement Plan as of June 30, 2026;

•	836,048 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2026, through August 7, 2026 at a weighted-average exercise price of $27.57 per share;

•	143,964 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June 30, 2026, through August 7, 2026; and

•	5,059,853 shares of common stock issuable upon the exercise of the pre-funded warrants outstanding as of June 30, 2026, with an exercise price of $0.001 per pre-funded warrant.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of outstanding stock options or pre-funded warrants described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, together with all other information contained in this prospectus supplement and in our filings with the SEC that we have incorporated by reference in this prospectus supplement. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to Our Common Stock and This Offering

If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Assuming that an aggregate of 14,776,505 shares of our common stock are sold at a price of $27.07 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 7, 2026, for aggregate proceeds to us of approximately $391.7 million after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $19.34 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently expect to use the net proceeds of this offering for working capital, operating expenses and other general corporate purposes, including to fund the research and development of our product candidates. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the sales agreement. The number of shares that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Leerink Partners in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $400,000,000 from time to time under this prospectus supplement. The amount of the net proceeds to us from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Leerink Partners.

We currently intend to use the net proceeds from the sale of any security under this prospectus supplement primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering (which will depend on the market price of our common stock during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for our common stock), the progress of our development, the status of and results from clinical trials and collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

DILUTION

If you invest in this offering, your ownership interest will be diluted (accreted) to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering.

As of June 30, 2026, we had net tangible book value of approximately $1.025 billion or approximately $6.08 per share of our common stock, based upon 168,380,091 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of our common stock pursuant to this prospectus supplement in the aggregate amount of $400,000,000 at an assumed offering price of $27.07 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 7, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2026 would have been $1.416 billion, or $7.73 per share of common stock. This represents an immediate increase in the net tangible book value of $1.65 per share to our existing stockholders and an immediate dilution in net tangible book value of $19.34 per share to new investors. The following table illustrates this per share accretion/dilution:

Assumed offering price per share		$27.07
Net tangible book value per share as of June 30, 2026	$6.08
Increase (decrease) per share attributable to sale of shares of common stock in this offering	$1.65

As adjusted net tangible book value per share after this offering		$7.73

Dilution (accretion) per share to new investors purchasing shares in this offering		$19.34

The table above assumes for illustrative purposes that an aggregate of 14,776,505 shares of our common stock are sold pursuant to this prospectus supplement at a price of $27.07 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 7, 2026 from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $28.07 per share, assuming all of our common stock in the aggregate amount of $400,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $7.75 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $20.32 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $26.07 per share, assuming all of our common stock in the aggregate amount of $400,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $7.71 per share and would result in the dilution of net tangible book value per share to new investors in this offering of $18.36 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding after this offering is based on 168,380,091 shares of our common stock outstanding as of June 30, 2026 and excludes:

•	21,806,034 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, at a weighted average exercise price of $8.84 per share;

•	1,890,076 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2026;

•

8,595,584 shares of common stock available for future issuance under the 2021 Plan as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the 2021 Plan;

•

4,285,867 shares of common stock available for future issuance under the ESPP as of June 30, 2026, as well as any automatic increases in the number of shares of common stock reserved for issuance under the ESPP;

•	1,044,262 shares of common stock available for future issuance under our 2023 Inducement Plan as of June 30, 2026;

•	836,048 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2026, through August 7, 2026 at a weighted-average exercise price of $27.57 per share;

•	143,964 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June 30, 2026, through August 7, 2026; and

•	5,059,853 shares of common stock issuable upon the exercise of the pre-funded warrants outstanding as of June 30, 2026, with an exercise price of $0.001 per pre-funded warrant.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of outstanding stock options or pre-funded warrants described above.

To the extent that options or pre-funded warrants outstanding as of June 30, 2026 have been or may be exercised or settle, as applicable, or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board of directors deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

PLAN OF DISTRIBUTION

We previously entered into the sales agreement with Leerink Partners, under which we may offer and sell from time to time shares of our common stock through Leerink Partners acting as sales agent. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $400,000,000. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including any sales made directly on The Nasdaq Global Market or any other trading market for our common stock. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Registration Statement on Form S-3ASR of which this prospectus supplement forms a part.

Leerink Partners will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the sales agreement, Leerink Partners will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the sales agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Leerink Partners is up to 3.0% of the aggregate gross proceeds from the sale of the shares of common stock sold through the sales agreement. We have also agreed to reimburse up to an aggregate of $100,000 of Leerink Partners’ actual outside legal expenses incurred by it in connection with this offering plus certain ongoing expenses. We estimate that the total expenses for the offering payable by us, excluding any commissions or expense reimbursement payable to Leerink Partners under the sales agreement, will be approximately $0.6 million.

The remaining sale proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such common stock.

Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Global Market after each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold through Leerink Partners on that day and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the sales agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “TNGX.” The transfer agent of our common stock is currently Computershare Trust Company, N.A.

Leerink Partners and/or its affiliates may have in the past and may in the future provide various investment banking and other financial services for us for which services they may have in the past or may in the future receive customary fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at https://tangotx.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement of which this prospectus supplement forms a part, including its exhibits and schedules. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 17, 2026;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 11, 2026, respectively;

•

Current Reports on Form 8-K (including Form 8-K/A) filed with the SEC on January  5, 2026, January  8, 2026, April  15, 2026, May  8, 2026, May  13, 2026, June  4, 2026, June  8, 2026, June  10, 2026, June  23, 2026, August  6, 2026 and August 7, 2026 excluding information “furnished” pursuant to Items 2.02, 7.01 or 9.01; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39485) as filed with the SEC on September 2, 2020, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 5, 2026.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tango Therapeutics, Inc.

201 Brookline Ave., Suite 901

Boston, MA 02215

Attn: Corporate Secretary

857-320-4900

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Tango Therapeutics, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time issue, in one or more series or classes, shares of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. See “Plan of Distribution” in this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “TNGX.” On November 20, 2025, the closing price for our common stock, as reported on The Nasdaq Global Market, was $8.90 per share.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement (and any free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 29 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and the accompanying prospectus supplement (and any free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference (or in any free writing prospectus) contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” of our most recent Annual Report on Form 10-K. These and other factors could cause the estimates to differ materially from those expressed in these publications.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context otherwise requires, references to “Tango,” “company,” “we,” “us” and “our” refer to Tango Therapeutics, Inc. and, where appropriate, our subsidiaries.

We were formerly known as BCTG Acquisition Corp. (“BCTG”) and were incorporated in Delaware in May 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business. On August 10, 2021, we consummated the merger pursuant to the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc. and Tango Therapeutics Sub, Inc. Upon the consummation of the merger, we changed our name to “Tango Therapeutics, Inc.” We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials and combination clinical trials, including statements regarding the timing of IND filings and acceptance, active enrollment and dosing in clinical trials (including combination clinical trials), future plans for dose expansions and dose escalations, and initiation and completion of studies or clinical trials (including combination trials), plans for initiating a registrational trial for vopimetostat (TNG462) in 2026 and the continued enrollment in our vopimetostat monotherapy and combination clinical trials (and related preparatory work for each), plans for the TNG456 clinical trial, and the period during which the results of our clinical trials (including initial and final trial results) will become available (such as the clinical data update from the lung cohort of the ongoing Phase 1/2 clinical trial in vopimetostat expected in 2026);

•

our ability to discover and develop product candidates efficiently (including the advancement of development candidates on the timelines identified and the ability to identify and contract with clinical trial sites and investigators to use our product candidates in trials);

•

our ability and potential (or those of third parties) to manufacture our drug product, drug substance and product candidates successfully for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and product candidates;

•

our ability to obtain funding for our operations necessary to complete further research, development and commercialization of our product candidates (and that existing cash, cash equivalents and marketable securities will enable us to fund our operating expenses and capital expenditure requirements into 2028);

•

our ability to obtain and, if approved, maintain regulatory approval of our product candidates (as well as approval or clearance of screening tests and companion diagnostic tests for our product candidates) and the potential paths to approval our product candidates, including for vopimetostat as a monotherapy or in combination in MTAP-deleted pancreatic and lung cancer;

•	our ability to commercialize our products, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, and strategic plans for our business and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to enforce our intellectual property rights;

•	estimates of our future expenses, capital requirements, and our need for additional financing;

•

the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of product candidates (if approved) and any other approved products;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our financial performance, including the expectation that we will continue to incur operating losses and negative cash flow;

•	the rate and degree of market acceptance of our product candidates, if approved;

•

regulatory developments in the United States and foreign countries, including product approval requirements and pricing regulations by U.S. regulatory authorities (such as the Centers for Medicare & Medicaid Services) and foreign regulatory authorities;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability (or the ability of third parties with whom we contract) to produce our products or product candidates with advantages in turnaround times or manufacturing cost;

•

our ability to deliver the deep, durable target inhibition—with favorable tolerability and safety profiles—necessary to maximize clinical benefit as a result of the unique ability of synthetic lethal targeting to spare normal cells, as well as the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations;

•	developments relating to our competitors and industry;

•

the impact of trade restrictions (such as sanctions or tariffs); regulatory requirements, legal actions, or enforcement; inflation rates; and inadequate funding for government agencies on our business, financial condition, and results of operations;

•	the effect of public health crises on our business operations, including but not limited to our preclinical studies and clinical trials and any future studies or trials;

•

the expected benefits of the use of our drugs in patients as single agents and/or in combination, including our belief that TNG456 has sufficient brain penetrance to potentially have meaningful efficacy in glioblastoma and our expectations regarding future clinical trials, including our belief that the ongoing Phase 1/2 combination study of vopimetostat and RAS(ON) inhibitors has the potential to support a first line pancreatic cancer pivotal study in MTAP-deleted/RAS mutated patients; and

•	other risks and uncertainties, including those under the caption “Risk Factors.”

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

We may from time-to-time provide estimates, projections and other information concerning our industry, our financial performance, our business and the markets for our programs, product candidates and collaborations.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

OUR COMPANY

Overview

Tango Therapeutics was founded with a clear mission: to discover the next wave of targeted therapies in oncology by addressing the specific genetic alterations that drive cancer. We develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Tumor suppressor gene loss remains a largely unaddressed target space specifically because these genetic events cannot be directly targeted. Our novel small molecules are designed to be selectively active in cancer cells with specific genetic alterations, killing those cancer cells while sparing normal cells. We also are extending this target space beyond the classic, cell-autonomous effects of tumor suppressor gene loss to include the discovery of novel targets that reverse tumor suppressor gene mediated immune evasion which prevents the immune system from recognizing and killing cancer cells. We believe our approach will provide the ability to deliver deep, durable target inhibition with favorable tolerability and safety profiles, thus potentially maximizing clinical benefit.

We are currently developing two methylthioadenosine phosphorylase (MTAP)-deleted selective PRMT5 inhibitors: vopimetostat (TNG462) for non-CNS cancers, including pancreatic and lung cancer, and TNG456, our next-generation, brain-penetrant protein arginine methyltransferase 5 (PRMT5) inhibitor, for central nervous system (“CNS”) cancers, including glioblastoma (GBM).

In October 2025, we reported positive data from the ongoing Phase 1/2 clinical trial of vopimetostat in patients with MTAP-deleted selective cancers, demonstrating clinical activity across multiple cancer types with a favorable safety and tolerability profile to date. The cutoff date for the analysis was September 1, 2025 and included all evaluable patients at active doses (200 mg QD and above). Overall response rates were calculated in all tumor-evaluable patients enrolled more than 6 months prior to the efficacy analysis. Median progression free survival (mPFS) was calculated in all patients who received a first scan (~8 weeks).

Across all MTAP-deleted tumor types, there were 94 tumor evaluable patients. We observed an ORR (objective response rate) of 27% and mPFS of 6.4 months. In the 29 patients with second line (2L) MTAP-deleted pancreatic cancer, mPFS was 7.2 months. In patients with 2L pancreatic cancer that were enrolled more than 6 months prior to the data cutoff and were tumor evaluable (n=8), the ORR was 25%, more than double that observed in historical chemotherapy studies (~10%), supporting the planned initiation of a pivotal trial in this patient population in 2026. In the histology selective cohort with 37 evaluable late line patients, we observed a 49% ORR and mPFS of 9.1 months. The histology selective cohort excludes pancreatic and lung cancer patients, as those indications were enrolled in separate cohorts and are being developed independently. Sarcoma patients are also excluded from this analysis, as no activity was observed in this indication (ORR 0%), which will not be pursued in future development. As of September 1, 2025, 41 patients with 2L+ lung cancer were enrolled in the Phase 1/2 clinical trial at active doses, 12 of whom were enrolled more than 6 months prior to the analysis. Emerging data from the lung cohort are consistent with expectations, and we anticipate providing a safety and efficacy update in 2026.

Additionally, vopimetostat demonstrated a favorable safety and tolerability profile with no drug-related dose discontinuations and ~8% dose reduction in patients dosed at 250 mg QD as of the data cutoff date. We have FDA agreement on 250 mg QD as the go-forward dose.

In June 2025, the first patient was treated in the combination clinical trial that is evaluating vopimetostat with the RAS(ON) multi-selective inhibitor, daraxonrasib, and RAS(ON) G12D-selective inhibitor, zoldonrasib (Revolution Medicines). In the first cohort in the trial (n=7), both combinations have been well-tolerated to date with exposures in the active range for all compounds and early signs of activity. We believe this ongoing clinical trial has the potential to support a first line pancreatic cancer pivotal study in MTAP-deleted/RAS mutated patients.

In May 2025, the first patient was treated with TNG456 in the dose escalation portion of the Phase 1/2 clinical trial to evaluate the safety, pharmacokinetics, pharmacodynamics and antitumor activity of TNG456 as a monotherapy. The trial is currently enrolling patients with MTAP-deleted solid tumors, with a focus on GBM. Preclinical data for TNG456 showed favorable potency and MTAP selectivity and sufficient brain penetrance to potentially have meaningful efficacy in GBM.

TNG260 is a first-in-class Co-repressor of Repressor Element-1 Silencing Transcription (CoREST) inhibitor, which in preclinical studies reversed the immune evasion effect of serine-threonine kinase 11 (STK11) loss-of-function mutations. TNG260 had a favorable safety, tolerability and pharmacokinetic profile in dose escalation. In November 2025, we announced that forty-one patients with STK11-mutant, locally advanced or metastatic solid tumors were enrolled in three dose escalation cohorts of the Phase 1/2 clinical trial. 21/41 patients were evaluable at active doses. The maximum tolerated dose (MTD) was 80 mg QD. Patients with checkpoint inhibitor resistant STK11 mutant/KRAS wild-type NSCLC receiving clinically active doses of TNG260 plus pembrolizumab had a mPFS of 27 weeks (n=5), more than double the standard of care PFS of ~10 weeks. There was no evidence of activity in other STK11 mutant cancers. 80 mg QD TNG260 was selected for dose optimization, which is ongoing for patients with advanced STK11 mutant/KRAS wild type NSCLC, representing ~10% of lung adenocarcinoma annually in the US (~10,000 patients).

TNG961 is a development candidate targeting HBS1L in focadhesin (FOCAD)-deleted solid tumors. FOCAD deletion occurs in 20-40% of all MTAP-deleted cancers. FOCAD deletion is common in NSCLC, occurring in ~5% of these patients. 20-40% of cancers with MTAP deletion have a coincident FOCAD deletion on chromosome 9, and cancers with FOCAD deletion are dependent on HBS1L for mRNA processing, thus protein synthesis. By degrading HBS1L and disrupting the HBS1L/PELO complex, TNG961 causes tumor regression in FOCAD-deleted preclinical models of multiple histologies.

Corporate History and Information

Tango Therapeutics, Inc. was incorporated in Delaware on May 21, 2020 under the name BCTG Acquisition Corp. On April 13, 2021, BCTG Acquisition Corp., BCTG Merger Sub Inc. and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc.) signed a definitive merger agreement (the “Merger Agreement”). Tango Therapeutics, Inc., prior to August 10, 2021, is referred to herein as Old Tango. Pursuant to the Merger Agreement, the business combination (“Business Combination”) was approved on August 9, 2021 by shareholders of BCTG Acquisition Corp. (“BCTG”), resulting in BCTG acquiring 100% of Old Tango’s issued and outstanding equity securities on August 10, 2021. As a result of the Business Combination, Tango Therapeutics, Inc. was renamed Tango Therapeutics Sub, Inc. (and is sometimes referred to as Old Tango) and BCTG was renamed “Tango Therapeutics, Inc.”

Our principal corporate office is located at 201 Brookline Avenue, Suite 901, Boston, MA 02215, and our telephone number is 857-320-4900. Our website address is https://tangotx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any security under this prospectus primarily for general corporate purposes, including funding working capital, operating expenses and to fund the research and development of our product candidates, including manufacturing and clinical trial expenses. We may also use the proceeds to make acquisitions or investments in businesses, products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds from this offering in short-term U.S. Treasury securities or other securities in accordance with our investment policy, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and our bylaws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 410,000,000 shares, consisting of 400,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value, all of which shares of preferred stock are undesignated.

Common Stock

Our certificate of incorporation provides the following with respect to the rights, powers, preferences and privileges of the common stock.

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Tango’s directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends. Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up. In the event of Tango’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of Tango’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing of Securities

Our common stock is listed on the Nasdaq Global Market under the symbol “TNGX”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

Preferred stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of convertible preferred stock are outstanding, and we have no present plan to issue any shares of convertible preferred stock.

Registration Rights

Certain of our stockholders (“Holders”) hold registration rights pursuant to an amended and restated registration and stockholder rights agreement (the “Amended and Restated Registration and Stockholder Rights Agreement”). Stockholders holding a majority-in-interest of such registrable securities are entitled to make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or part of their registrable securities.

In particular, the Amended and Restated Registration and Stockholder Rights Agreement provides for the following registration rights:

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Shelf registration/demand registration rights. At any time and from time to time when an effective shelf registration statement is on file with the SEC, a Holder may request to sell all or any portion of such Holder’s registrable securities by means of an underwritten takedown off of the shelf registration statement, except that we are only obligated to effect such underwritten shelf takedown if such offering will include registrable securities proposed to be sold by the requesting Holder, either individually or together with other requesting Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million. Additionally, we are not required to effect more than one underwritten shelf takedown in any six-month period.

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Piggyback registration rights. Subject to exceptions for certain offerings and registration statements, if at any time, we propose to file a registration statement under the Securities Act, in connection with an offering of our equity securities or securities or other obligations exercisable or exchangeable for, or convertible into, our equity securities, either for our own account or for the account of other stockholders, the Holders are entitled to include their registrable securities in such registration statement.

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Indemnification. The Amended and Restated Registration and Stockholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify Holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and Holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the Amended and Restated Registration and Stockholder Rights Agreement will terminate on the earlier of (i) the 10th anniversary of the date of the agreement and (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least two thirds (2/3) of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that, subject to the rights of any series of preferred stock to fill director vacancies, all director vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called by our board of directors pursuant to a resolution adopted by a majority of the directors then in office;

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provide that our board of directors will be divided into three classes of directors, and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors;

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provide that any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Delaware Anti-Takeover Law

Tango has opted out of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

Exclusive Jurisdiction of Certain Actions

Our bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of Tango, actions against any current or former directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, actions to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws and actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act and the Securities Exchange Act of 1934. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities

Act. We refer to such provision as the Federal Forum Provision. Our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Tango shall be deemed to have notice of and consented to this choice of forum provision.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities; or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market, other than the shares of Common Stock, which are listed on Nasdaq Global Market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s incurrence of significant operating losses and expectation to continue generating operating losses and negative cash flows from operations for the foreseeable future as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at https://ir.tangotx.com/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, MA 02215, Attention: Corporate Secretary.

This prospectus is part of an automatic shelf registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our amended definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 24, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 5, 2025 and November 4, 2025, respectively;

•	Current Reports on Form 8-K filed with the SEC on June 6, 2025, August 25, 2025, October 23, 2025, October 24, 2025, but only to the extent that such information is filed, not furnished; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on September  2, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

201 Brookline Avenue, Suite 901

Boston, MA 02215

Attn: Corporate Secretary

(857) 320-4900

Up to $400,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners

August 11, 2026